UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 2, 2007

Date of earliest event reported: June 29, 2007

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Torch Royalty Trust Tender Offer Status

On May 22, 2007, Torch Energy Royalty Trust, or the Trust, announced that it had filed with the Securities and Exchange Commission a Schedule 14D-9 in response to the commencement on May 10, 2007 of a tender offer, or the Offer, by Trust Venture Company, LLC, or the Offeror, for any and all of the outstanding units of beneficial interest of the Trust, or Trust Units, that are not owned by the Offeror or its affiliates. The Trust Units are listed for trading on The New York Stock Exchange under the symbol “TRU.”

Under its terms, the Offer expired at 12:00 midnight New York City time on June 7, 2007 unless extended. On June 8, 2007, the Offeror announced in a press release that the Offer had been extended until 12:00 midnight New York City time on June 28, 2007. According to the Schedule TO filed on May 10, 2007 with the Securities and Exchange Commission by the Offeror, as of the commencement of the Offer, the Offeror owned 315,600 Trust Units, or 3.7% of the outstanding Trust Units.

On June 22, 2007, the Offeror announced that it had waived the Offer’s minimum tender condition. The condition of the Offer that the Offeror receive in the Offer valid and not withdrawn tenders for at least the number of Trust Units that, together with the Units owned by the Offeror as of the commencement of the Offer, would constitute at least 66 2/3% of the outstanding Trust Units was waived. As a result of the Offeror waiving the minimum tender condition, the Offeror would accept for payment any and all Trust Units validly tendered and not withdrawn in the Offer upon the terms and subject to the conditions set forth in the Offer.

On June 29, 2007, the Offeror announced in a press release that the Offer had expired effective as of 12:00 midnight New York City time on June 28, 2007. According to the amended Schedule TO by the Offeror filed that same day, the Offeror reported that 2,360,664 Trust Units were tendered into the Offer, which, when added to the Trust Units otherwise owned by the Offeror, represent approximately 31% of the outstanding Trust Units.

The Offeror has previously stated that:

•	the purpose of the Offer is to acquire, together with Trust Units already owned by the Offeror, any and all Trust Units validly tendered and not withdrawn in the Offer;

•	if the Offer is successfully consummated, it currently intends to call a meeting of the Trust Unitholders within one year for the purpose of voting on the termination of the Trust; and

•

if a meeting of the Trust Unitholders is held concerning the termination of the Trust, the Offeror currently intends to vote any Trust Units it holds at the time of such meeting in favor of terminating the Trust.

An affirmative vote by the Trust Unitholders of 66 2/3% of the outstanding Trust Units is required to terminate the Trust. Because the Offeror only owns approximately 31% of the outstanding Trust Units, it does not currently have the requisite amount of Trust Units in order to terminate the Trust.

Forward-Looking Statements

We have made certain statements in this Current Report on Form 8-K that are considered forward-looking statements within the meaning of the Exchange Act. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, our management’s assumptions about future events may prove to be inaccurate. Our management cautions all readers that the forward-looking statements contained in this Current Report on Form 8-K are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our Securities and Exchange Commission filings and elsewhere in those filings. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC
Date: July 2, 2007	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer